Exhibit 10.03

SUBSIDIARY GUARANTY

This GUARANTY (together with all amendments, if any, from time to time hereto, this “Guaranty”) dated as of October 7, 2011, is made by and among each of the guarantors signatory hereto and each additional party that becomes a guarantor hereto pursuant to Section 9 hereof (each, a “Guarantor” and collectively, “Guarantors”), and Sandor Capital Master Fund L.P., individually and as Agent (in such capacity, “Agent”) for itself and the other Purchasers from time to time signatory to the Subscription Agreement, as hereinafter defined (“Purchasers”).

W I T N E S S E T H

WHEREAS, pursuant to that certain Subscription Agreement, dated as of the date hereof, by and between Tamandare Explorations Inc., a Nevada company (the “Company”) and the Purchasers signatory thereto, the Purchasers have acquired secured convertible debentures (the “Debentures”) from the Company (the “Subscription Agreement”);

WHEREAS, pursuant to that certain Pledge and Security Agreement, dated as of the date hereof, by and among the Company, Tonix Pharmaceuticals, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Tonix”), Krele LLC, a Delaware limited liability company and a wholly-owned subsidiary of Tonix (“Krele”, and collectively with the Company and Tonix, the “Debtors”) and the Purchasers, the Purchasers appointed Agent as agent for the Purchasers;

WHEREAS, each of the Guarantors is a direct or indirect Subsidiary of the Company; and

WHEREAS, Guarantors directly or indirectly benefit from the purchase of Debentures from the Company pursuant to the Subscription Agreement, in order to induce Purchasers to acquire the Debentures, to enter into the Subscription Agreement and other Transaction Agreements, Guarantors have agreed to guarantee payment of the obligations of the Company under the Debentures (“Obligations”);

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Purchasers to purchase the Debentures under the Subscription Agreement, it is agreed as follows:

1. DEFINITIONS.

(a) Capitalized terms used herein (including terms used in the Recitals) shall have the meanings assigned to them in the Subscription Agreement, unless otherwise defined herein.

(b) References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

2. THE GUARANTY.

(a) Guaranty of Guaranteed Obligations of Debtors. Each Guarantor hereby jointly and severally unconditionally guarantees to Agent and Purchasers, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Debtors (other than such Guarantor) (hereinafter the “Guaranteed Obligations”). Guarantors agree that this Guaranty is a guaranty of payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Transaction Agreements or any other agreement, document or instrument to which any Debtor (including any Guarantors) are or may become a party;

(ii) the absence of any action to enforce this Guaranty or any other Transaction Agreements or the waiver or consent by Agent and/or Purchasers with respect to any of the provisions thereof

(iii) the existence, value or condition of, or failure to perfect Agent’s Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent or any Purchaser in respect thereof (including, without limitation, the release of any such security); or

(iv) the insolvency of any Debtor; or

(v) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Guarantor that its obligations under this Guaranty shall not be discharged until payment and performance in full of the Guaranteed Obligations (“Termination Date”). Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to Agent or any Purchaser which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Agent and Purchasers, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Purchasers have specifically agreed otherwise in writing. It is agreed among each Guarantor, Agent and Purchasers that the foregoing waivers are of the essence of the transaction contemplated by the Transaction Agreements and that, but for this Guaranty and such waivers, Agent and Purchasers would decline to enter into the Subscription Agreement.

(b) Demand by Agent or Purchasers. In addition to the terms of the Guaranty set forth in Section 2(a) hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantors shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by Guarantors shall be made to Agent in immediately available funds to an account designated by Agent or at the address specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

(c) Enforcement of Guaranty. In no event shall Agent or Purchasers have any obligation (although it is entitled, at its option) to proceed against any Debtor or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from any or all of the Guarantors, and Agent and Purchasers may proceed, prior or subsequent to, or simultaneously with, the enforcement of their rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

(d) Waiver. In addition to the waivers contained in Section 2(a) hereof, Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors of their Guaranteed Obligations under, or the enforcement by Agent or Purchasers of, this Guaranty. Guarantors hereby waive diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Debtor’s financial condition or any other fact which might increase the risk to Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantors represent, warrant and jointly and severally agree that, as of the date of this Guaranty, their obligations under this Guaranty are not subject to any offsets or defenses against Agent or Purchasers or any other Debtor of any kind. Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Agent or any Purchaser or against any other Debtor of any kind which may arise in the future.

(e) Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Agent and Purchasers and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Debtor and Agent or Purchasers, the obligations of any Debtor under the Transaction Agreements. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Purchaser to any Person or Persons, any reference to “Agent” or “Purchaser” herein shall be deemed to refer equally to such Person or Persons.

(f) Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Debtor or any Guarantor for liquidation or reorganization, should any Debtor or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Debtor’s or such Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Purchaser, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Transaction Agreements, each Guarantor hereby:

(i) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Debtor in connection with or as a result of such Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which such Guarantor is a party or otherwise; and

(ii) acknowledges and agrees (i) that this waiver is intended to benefit Agent and Purchasers and shall not limit or otherwise effect any Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that Agent, Purchasers and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2(g) and their rights under this Section 2(g) shall survive payment in full of the Guaranteed Obligations.

(h) Election of Remedies. If Agent may, under applicable law, proceed to realize benefits under any of the Transaction Agreements giving Agent a Lien upon any Collateral owned by any Debtor, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Debtor, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantors hereby consent to such action by Agent and waive any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which Guarantors might otherwise have had but for such action by Agent. Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Debtor shall not impair each Guarantor’s obligation to pay the full amount of the Guaranteed Obligations. In the event Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Transaction Agreements, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent and Purchasers might otherwise be entitled but for such bidding at any such sale.

(i) Cumulative Liability. The liability of each Guarantor under this Guaranty is in addition to and shall be cumulative with all liabilities of such Guarantor to Agent and Purchasers under the Subscription Agreement and the other Transaction Agreements to which such Guarantor is a party or in respect of any Obligations or other obligation of any other Debtor, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

3. REPRESENTATIONS AND WARRANTIES. To induce Purchasers to purchase the Debentures under the Subscription Agreement, Guarantors jointly and severally make the representations and warranties as to each Debtor contained in the Subscription Agreement, as applicable, each of which is incorporated herein by reference, to Agent and each other Purchaser, each and all of which shall survive the execution and delivery of this Guaranty.

4. FURTHER ASSURANCES. Each Guarantor agrees, upon the written request of Agent, to execute and deliver to Agent, from time to time, any additional instruments or documents reasonably considered necessary by Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

5. PAYMENTS FREE AND CLEAR OF TAXES. Any and all payments required to be made by each Guarantor hereunder shall be made to Agent and Purchasers free and clear of, and without deduction for, any and all present and future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5) Agent or Purchasers, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) such Guarantor shall make such deductions, and (c) such Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, each applicable Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Each Guarantor shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Purchaser for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 5) paid by Agent or such Purchaser, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

6. OTHER TERMS.

(a) Entire Agreement. This Guaranty, together with the other Transaction Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Transaction Agreements and/or the Guaranteed Obligations.  No portion or provision of this Subsidiary Guaranty may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

(b) Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

(c) Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

(d) Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified at the address set forth in the Subscription Agreement, and given in the manner required by the Subscription Agreement.

(e) Successors and Assigns. This Guaranty and all obligations of Guarantors hereunder shall be binding upon the successors and assigns of each Guarantor (including a debtor-in-possession on behalf of such Guarantor) and shall, together with the rights and remedies of Agent, for itself and for the benefit of Purchasers, hereunder, inure to the benefit of Agent and Purchasers, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Agent and Purchasers hereunder. Guarantors may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

(f) No Waiver; Cumulative Remedies; Amendments. Neither Agent nor any Purchaser shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent, for the ratable benefit of Agent and Purchasers, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Purchaser, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and Guarantors.

(g) Termination. This Guaranty is a continuing Guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Agent shall deliver to Guarantors such documents as Guarantors may reasonably request to evidence such termination.

(h) Counterparts. This Guaranty may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

(i) GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE TRANSACTION DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

7. SECURITY. To secure payment of each Guarantor’s obligations under this Guaranty, concurrently with the execution of this Guaranty, Guarantors have, among other things, entered into the Security Agreement.

8. ADDITIONAL GUARANTORS. From time to time subsequent to the date hereof, additional direct and indirect Subsidiaries of any Guarantor may become parties hereto, as additional Guarantors (each, an “Additional Guarantor”), by executing a counterpart of this Guaranty substantially in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to Agent, notice of which is hereby waived by the Guarantors, each Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder nor by any election of Agent not to cause any Subsidiary of any Guarantor to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Subsidiary Guaranty has been duly executed by the parties hereto as of the date set first above written.

AGENT

SANDOR CAPITAL MASTER FUND L.P.

By: _________________________________
Name:
Title:

GUARANTORS

TONIX PHARMACEUTICALS, INC.

By: _________________________________
Name:
Title:

KRELE LLC

By: _________________________________
Name:
Title:

EXHIBIT A

COUNTERPART TO SUBSIDIARY GUARANTY

This counterpart, dated _________, 201_, is delivered pursuant to Section 9 of that certain Subsidiary Guaranty dated as of October 7, 2011 (as from time to time amended, modified or supplemented, the “Guaranty” the terms defined therein and not otherwise defined herein being used as therein defined), among Guarantors and Sandor Capital Master Fund, L.P., as Agent. The undersigned hereby agrees (i) that this counterpart may be attached to the Guaranty, and (ii) that the undersigned will comply with and be subject to, including representations and warranties, all the terms and conditions of the Guaranty as if it were an original signatory thereto.

[NAME OF ADDITIONAL GUARANTOR]

By: